Exhibit 10.1
LSB CORPORATION
2006 Stock Option and Incentive Plan
1.    Purpose
        This 2006 Stock Option and Incentive Plan (this “Plan”) is intended as a performance incentive for Directors, officers and full-time employees of LSB Corporation (the “Company”) or its Subsidiaries (as hereinafter defined) to enable the persons to whom awards (“Awards”) of options or restricted stock are granted (the “Grantees”) to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of Awards of “incentive stock options” (“Incentive Options”) as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options (“Nonqualified Options,” and collectively with Incentive Options, “Options”), and restricted stock (“Restricted Stock”) under the Plan. As used herein, the term “Subsidiaries” includes any corporations and limited liability companies in which stock or managing membership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or managing membership interests is owned directly or indirectly by the Company.
2.    Plan Administration
        (a)    This Plan shall be administered by a committee (the “Option Committee”) of not less than three Directors appointed by the Board of Directors of the Company. None of the members of the Option Committee shall be an officer or other full-time employee of the Company or any Subsidiary and is considered independent as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Independence Rules”). It is the intention of the Company that the Plan shall be administered, in accordance with the provisions of Section 4 hereof, in a manner consistent with provisions of and regulations adopted by the Securities and Exchange Commission (the “SEC”) under Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Action by the Option Committee shall require the affirmative vote of a majority of all its members.
        (b)    Subject to the terms and conditions of this Plan, the Option Committee shall have the power and authority to grant Awards under this Plan, including the power and authority:
(i)    To select the individuals to whom Awards may from time to time be granted;
(ii)   To determine the time or times of grant and the number, if any, of Incentive Options, Nonqualified Options, and shares of Restricted Stock, or any combination of the foregoing, to be granted to one or more Grantees;
(iii)  To determine the number of shares of Common Stock to be covered by any Award;
(iv)  To determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of this Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the forms of written instruments and agreements evidencing the Awards;
(v)   To accelerate at any time the right to exercise or vesting of all or any portion of any Award;
(vi)  Subject to the provisions of Section 5(a) hereof, to extend at any time the period in which Stock Options may be exercised;
(vii) To determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred whether automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Option Committee) or dividends or deemed dividends on such deferrals;
(viii) At any time to adopt, alter and repeal such rules, guidelines and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable and to interpret the terms and provisions of this Plan and any Award (including related written instruments);

(ix)  To make any and all determinations it deems advisable for the administration of this Plan, decide all disputes arising in connection with the Plan, and otherwise supervise the administration of this Plan; and
(x)   Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to this Plan.
3.    Stock
        (a)    The stock to be reserved and available for issuance under this Plan shall be shares of the Company’s common stock, par value $.10 per share (the “Common Stock”). The maximum number of shares of Common Stock reserved and available for issuance that may be issued pursuant to Awards granted under this Plan shall be 400,000 shares of Common Stock, provided that no more than 100,000 shares shall be issued under this Plan in the form of Restricted Stock Awards. Such maximums shall be subject to adjustment as provided in Section 7 hereof.
        (b)    Subject to such overall limitations, shares of Common Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options with respect to no more than 25,000 shares of Common Stock may be granted to any one Grantee during any 12-month period. The shares available for issuance under this Plan may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company and held in its treasury.
4.    Eligibility
        (a)    Awards of Incentive Options may be granted only to officers and other full-time employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Awards of Nonqualified Options and Restricted Stock may be granted to officers or other full-time employees of the Company or its Subsidiaries and to members of the Board of Directors (regardless of whether they are also employees).
        (b)    No person shall be eligible to receive any Award of an Option or Restricted Stock under the Plan if at the date of grant such person beneficially owns ten percent or more of the outstanding Common Stock of the Company.
        (c)    No person shall be eligible to receive Incentive Options under the Plan and incentive stock options under any other option plan of the Company (or a parent or subsidiary as respectively defined in Section 424(e) and (f) of the Code) in an amount exercisable for the first time during any calendar year covering stock having an aggregate fair market value (determined at the time and in the order the option is granted), in excess of $100,000, within the meaning of Section 422(d) of the Code. Any option granted in excess of the foregoing limitations shall be a Nonqualified Option and shall be clearly and specifically designated as such.
        (d)    The aggregate number of shares of Restricted Stock and Common Stock subject to Nonqualified Options granted to non-employee Directors (as a class) pursuant to this Plan shall at no time exceed 20% of the aggregate number of shares of Common Stock subject to this Plan; provided that the aggregate number of shares of Restricted Stock and Common Stock subject to all Nonqualified Options granted to any such Director (individually) pursuant to this Plan shall at no time exceed 2% of the aggregate number of shares of Common Stock subject to this Plan. The aggregate number of shares of Restricted Stock and Common Stock subject to Nonqualified Options and Incentive Options granted to Directors who are employees shall at no time exceed 50% of the aggregate number of shares of Common Stock subject to this Plan; provided that the aggregate number of shares of Restricted Stock and Common Stock subject to all Nonqualified Options and Incentive Options granted to any such Director individually shall at no time exceed 20% of the aggregate number of shares of Common Stock subject to this Plan.
5.    Options
        Options granted under this Plan may be either Incentive Options or Nonqualified Options and shall be evidenced by a written agreement (the “Option Agreement”) executed by an authorized representative of the Option Committee and the Optionee. Each Option Agreement shall contain such provisions as the Option Committee shall from time to time deem appropriate. Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of such of the following provisions that are by their terms required to be so included and may include the substance of such of the following provisions that may by their terms be so included:

        (a)    Expiration. Notwithstanding any other provision of this Plan or of any Option Agreement, each Option shall expire on the expiration date specified in the Option Agreement, which date shall not be later than the tenth anniversary of the date on which the Option is granted and, in the case of Incentive Options, the expiration of any shorter period specified in Section 422 of the Code, if applicable.
        (b)    Minimum Shares Exercisable. The minimum number of shares with respect to which an Option may be exercised at any one time shall be 100 shares, or such lesser number as is subject to exercise under the Option at such time.
        (c)    Exercise.
        (i)     Each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated as permitted by the Option Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.
        (ii)    In the event of a Change in Control of the Company (as defined below in paragraph (f)), all Options outstanding as of the date of such Change in Control shall become immediately exercisable.
        (iii)   Notwithstanding any other provisions of the Plan, an Optionee must notify the Company promptly in the event that he or she sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an Incentive Option before the later of (i) the second anniversary of the date of grant of the Incentive Option and (ii) the first anniversary of the date on which the shares were issued upon the exercise of an Incentive Option.
        (d)    Purchase Price. The purchase price per share of Common Stock under each Option shall be not less than the fair market value of the Common Stock on the date the Option is granted and, in the case of Incentive Options, any such greater amount as may be required under Section 422 of the Code. For purposes of this Plan, the fair market value of the Common Stock shall be the closing price of the common stock on the date of the grant.
        (e)    Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee’s name (or the name of the Optionee’s permitted designee) shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee (or such designee) shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.
        (f)    Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred in either of the following events: (i) if there has occurred a change in control which the Company would be required to report as such in a current report on Form 8-K as prescribed by applicable regulations promulgated under the 1934 Act by the SEC or (ii) when any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 of the SEC promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of Directors of the Company and, in the case of either (i) or (ii) above, the Company’s Board of Directors has not consented to such event by a two-thirds vote of all the members of the Board of Directors then in office adopted prior to such event. In addition, a Change in Control shall be deemed to have occurred if, as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or of any successor institution.
        (g)    Limitation on Change in Control Compensation. An Optionee shall not be entitled to receive any compensation or other amounts paid or payable pursuant to the Plan resulting from a Change in Control which would, with respect to the Optionee, either separately or in the aggregate with any other compensation or amounts paid or payable under any other agreement, plan or program applicable to the Optionee, constitute an “excess parachute payment” for purposes of Section 280G of the Code. In the event any such compensation, either separately or in the aggregate with any such other amounts resulting from a Change in Control would, with respect to the Optionee, constitute such an “excess parachute payment,” the Optionee shall have the right to designate which portion or components of such compensation or other amounts resulting from a Change in Control will be reduced or eliminated so that the Optionee will not receive any such “excess parachute payment.”
        (h)    Transferability of Options. No Options shall be transferable by the Optionee, other than by will or by the laws of descent and distribution. All Options may be exercised during the Optionee’s lifetime only by the Optionee, or by his or her guardian or legal representative. Notwithstanding the preceding sentences of this Section 5(h), however, the Option Committee may specify in an Option Agreement that pertains to a Nonqualified Option that the Optionee may transfer the Nonqualified Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.
        (i)    Method of Exercise. Any Option granted under the Plan may be exercised in whole or in part by the Optionee by delivering to the Option Committee on any business day a written notice of intent to exercise the Option with respect to a specified number of shares of Common Stock the Optionee then desires to purchase (the “Notice”).
        (j)    Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made in any one of the following ways: (i) in cash or by check in an amount equal to the aggregate option price for the number of shares specified in the Notice (the “Total Option Price”); (ii) by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock having a fair market value, determined as provided in Section 5(d) hereof, equal to or less than the Total Option Price, plus cash or certified check in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by means of a “cashless exercise” procedure permitted by law and acceptable to the Option Committee, whereby the Optionee shall deliver to the Option Committee the Notice, together with an order to a registered broker-dealer or equivalent third party to sell some or all of the Common Stock subject to the Option and to deliver enough of the proceeds of such sale to the Company to pay the Total Option Price and any applicable taxes required to be withheld upon the exercise of the Option.
6.    Restricted Stock
        (a)    Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at a purchase price determined by the Option Committee, shares of Common Stock, subject to such restrictions and conditions as the Option Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) with the Company or any of its subsidiaries and/or achievement of specified future performance goals and objectives. The grant of a Restricted Stock Award is contingent on the Grantee executing the Restricted Stock Award Agreement. The terms and conditions of each such Agreement, including any applicable purchase price, shall be determined by the Stock Option Committee, and such terms and conditions may differ among individual Awards and Grantees.
        (b)    Rights as a Stockholder. Upon execution of the Restricted Stock Award Agreement and payment of any applicable purchase price, a Grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to any conditions contained in the Restricted Stock Award Agreement. Unless the Option Committee shall otherwise determine, certificates evidencing the Restricted Stock shall not be issued to the Grantee until such Restricted Stock is vested as provided in Section 6(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company a stock power for the Restricted Stock, endorsed in blank.
        (c)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. If a Grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, or if other conditions specified in the Restricted Stock Agreement are not satisfied within the time or times allowed therefore, the Company shall have the right to repurchase from the Grantee or the Grantee’s legal representative at its original purchase price specified in the Restricted Stock Agreement any such Restricted Stock that has not yet vested.
        (d)    Vesting of Restricted Stock. The Option Committee at the time of grant shall specify the date or dates and/or the pre-established performance goals, objectives and other conditions upon the attainment or satisfaction of which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Option Committee either in the Restricted Stock Award Agreement or, subject to Section 11 below, in writing after the Award Agreement is issued, a Grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the Grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

7.    Adjustment Upon Changes in Capitalization
        (a)    If the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to this Plan, and in the number, kind and per share exercise price of shares subject to unexercised Options or Restricted Stock Awards or portions thereof granted under this Plan prior to any such change. In any event of any such adjustment in an outstanding Option or Restricted Stock Award, the Grantee thereafter shall have the right to purchase the number of shares under such Option or Restricted Stock Award at the per share price, as so adjusted, which the Optionee could have purchased at the total purchase price applicable to the Option or Restricted Stock Award immediately prior to such adjustment.
        (b)    Adjustments under this Section 7 shall be determined by the Option Committee and such determinations shall be conclusive. The Option Committee shall have discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any Option or portion thereof shall become exercisable or any Restricted Stock shall vest. No fractional shares of Common Stock shall be issued under this Plan on account of any adjustment specified above.
8.    Effect of Certain Transactions
        Except as set forth below, in the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation in which the Company is acquired by another entity or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the assets of the Company to another corporation, this Plan and the Options issued hereunder shall terminate on the effective date of such transaction, unless provision is made in connection with such transaction for the assumption of Options theretofore granted under this Plan, or the substitution for such Options of new options of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 7. Optionees shall be given at least 15 days prior written notice of such termination. In the event of such termination, outstanding Options shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.
9.    Forfeiture for Dishonesty or Other Cause
        Notwithstanding anything to the contrary in this Plan or in any Option or Restricted Stock Award Agreement, if the Grantee’s employment or other service relationship with the Company or its Subsidiaries is terminated by the Company or any Subsidiary for “cause” in accordance with the provisions of any applicable employment or other written agreement or, in the absence of any such agreement, if the Grantee is otherwise terminated by the Company or any Subsidiary for “cause” in accordance with any applicable provisions of the by-laws of the Company or such Subsidiary, as the case may be, or if the Company’s Board of Directors otherwise determines that the Grantee has materially violated any other obligation or covenant to the Company or any Subsidiary that the Grantee was required to fulfill or satisfy, then the Grantee shall forfeit all Options and rights to shares of Restricted Stock that have been previously awarded to the Grantee under this Plan and remain unexercised or restricted, if any, as of the date of such termination of the Grantee or such determination by the Company’s Board of Directors as the case may be.
10.    Release of Financial Information
          A copy of the Company’s annual report to stockholders shall be delivered to each Grantee of an Award hereunder at the time such report is distributed to the Company’s stockholders. Upon request, the Company shall furnish to each Grantee a copy of its most recent annual report and each quarterly report and current report filed with the SEC under the 1934 Act since the end of the Company’s prior fiscal year.
11.    Amendment of the Plan
          The Board of Directors of the Company may amend this Plan at any time, and from time to time, subject to any required regulatory approvals and to the limitation that, except as provided in Sections 7 and 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable laws and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, where such amendment will:

        (a)    increase the number of shares of Restricted Stock which may be granted or of shares of Common Stock as to which Options may be granted under this Plan;
        (b)    change in substance Section 4 hereof relating to eligibility to participate in this Plan;
        (c)    change the minimum Option price;
        (d)    increase the maximum term of Options provided herein; or
        (e)    otherwise materially increase the benefits accruing to participants under the Plan.
        Except as provided in Sections 7 and 8 hereof, rights and obligations under any Option or Restricted Stock Award granted before any amendment of this Plan shall not be altered or impaired by such amendment, except with the consent of the Grantee.
12.   Non-Exclusivity of this Plan
        Neither the adoption of this Plan by the Board of Directors of the Company nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangement may be either applicable generally or only in specific cases.
13.   Government and Other Regulations; Governing Law
         (a)    The obligation of the Company to sell and deliver shares of Common Stock with respect to Options and Restricted Stock Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Option Committee.
         (b)    This Plan shall be governed by Massachusetts law, except to the extent that such law is preempted by federal law.
         (c)    This Plan is intended to comply with the applicable provisions of the regulations of the SEC adopted under Section 16 of the 1934 Act. Any provision inconsistent with such provisions shall be inoperative and shall not affect the validity of this Plan.
         (d)    It is the understanding of the Company’s Board of Directors that the Options and Restricted Stock that may be granted under the Plan do not constitute a deferral of compensation subject to Section 409A of the Code and the guidance promulgated by the United States Department of the Treasury thereunder. In any event, however, if and to the extent that any provision contained in this Plan or any related Option Agreement or Restricted Stock Award Agreement is inconsistent with said Section 409A and such guidance, such provision shall be inoperative and shall not affect the validity of this Plan or any such Option or Restricted Stock Award Agreement.
14.   Effective Date of Plan; Stockholder Approval
         This Plan shall become effective upon its adoption by the Board of Directors of the Company, subject to the approval of the Company’s stockholders in accordance with applicable laws and regulations at an annual or special meting held within twelve months of approval of this Plan by the Board of Directors. No Options granted under this Plan prior to such stockholder approval may be exercised and no Restricted Stock may be issued under this Plan until such approval has been obtained. No Option or Restricted Stock Award may be granted under this Plan after the tenth anniversary of the adoption of this Plan by the Board of Directors.